Exhibit 99.1

June 5, 2012*

Board of Directors
Valence Technology, Inc,
c/o Roger Williams – by FAX (702) 558-1010

REVISED RESIGNATION LETTER

Please accept my resignation, effective immediately, as a director of Valence Technology, as chairman of the Audit Committee of the board, as a member of any and all committees (including the Audit Committee and the Compensation Committee).

/s/DONN V. TOGNAZZINI
Donn V. Tognazzini

*This date is a typographical error and should be July 5, 2012.

Exhibit 99.1

July 5, 2012

Board of Directors
Valence Technology, Inc.
c/a Roger Williams, Corporate counsel - by FAX (702) 558-1010 & 558-1073

Please accept my resignation, effective immediately, as a director of Valence Technology and as a member of and chairman of the Audit Committee of the Board.

/s/DONN V. TOGNAZZINI
Donn V. Tognazzini